Exhibit 3.27

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “RADIO STATION WGLD LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIRST DAY OF APRIL, A.D. 2004, AT 10:43 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE SEVENTH DAY OF APRIL, A.D. 2004, AT 1:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “RADIO STATION WGLD LLC”.

Jeffrey W. Bullock, Secretary of State
3784910 8100H 130414747 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 0344235 DATE: 04-09-13

CERTIFICATE OF FORMATION

OF

RADIO STATION WGLD LLC

This Certificate of Formation of Radio Station WGLD LLC is being executed and filed by Stephen W. Crawford, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.	The name of the limited liability company is Radio Station WGLD LLC.

2.	The address of its registered office in the State of Delaware is: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective on April 1, 2004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Radio Station WGLD LLC as of this 1st day of April 2004.

Stephen W. Crawford
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:47 AM 04/01/2004 FILED 10:43 AM 04/01/2004 SRV 040239872 – 3784910 FILE

State of Delaware Secretary of State Division of Corporations Delivered 01:40 PM 04/07/2004 FILED 01:40 PM 04/07/2004 SRV 040256128 – 3784910 FILE

CERTIFICATE OF MERGER

OF

RADIO STATION WGLD, INC.

(an Arkansas Corporation)

into

RADIO STATION WGLD LLC

(a Delaware limited liability company)

dated: April 7, 2004

The undersigned limited liability company formed and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization
Radio Station WGLD, Inc.	Arkansas
Radio Station WGLD LLC	Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed by (i) Radio Station WGLD, Inc., an Arkansas Corporation (the “Foreign Company”), and (ii) Radio Station WGLD LLC, a Delaware limited liability company (the “Delaware LLC”).

THIRD: The name of the surviving domestic limited liability company is Radio Station WGLD LLC.

FOURTH: The merger of the Foreign Company into the Delaware LLC shall be effective at 12:01 a.m. on April 7, 2004 Eastern Standard Time.

FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the surviving limited liability company. The address of such place of business of the surviving limited liability company is 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of the Delaware LLC and to any person holding an interest in the Foreign Company.

IN WITNESS WHEREOF, Radio Station WGLD LLC has caused this Certificate of Merger to be duly executed.

RADIO STATION WGLD LLC

By:
	Name:	Stephen W. Crawford
	Title:	Authorized Person

[Radio Station WGLD – Certificate of Merger]